Exhibit 99.1

For Immediate Release

TrueCar Reports Third Quarter 2017 Financial Results

•	Third quarter total revenue up 10% from a year ago to $82.4 million.

•	Third quarter net loss of $(9.5) million, or $(0.10) per share, compared to net loss of $(7.4) million, or $(0.09) per share, in the third quarter of 2016.

•	Third quarter Non-GAAP net income(1) of $1.9 million, or $0.02 per share, compared to Non-GAAP net loss of $(1.0) million, or $(0.01) per share, in the third quarter of 2016.

•
Third quarter Adjusted EBITDA(2) of $8.0 million, representing an Adjusted EBITDA margin(3) of 9.7%, compared to Adjusted EBITDA of $5.8 million, representing an Adjusted EBITDA margin of 7.7%, in the third quarter of 2016.

•	Units(4) were 253,527 in the third quarter of 2017, up 15% from 220,633 in the third quarter of 2016.

•	Franchise dealer count(5) was 12,286 as of September 30, 2017, a record and an increase from 12,204 as of June 30, 2017.

•	Independent dealer count(6) was 2,938 as of September 30, 2017, a record and an increase from 2,860 as of June 30, 2017.

SANTA MONICA, Calif., November 6, 2017 – TrueCar, Inc. (NASDAQ: TRUE) today announced its financial results for the third quarter ended September 30, 2017.

Management Commentary

“We believe that ultimately the company that is going to attract the most marketing dollars from the auto industry must provide an amazing, comprehensive online car buying experience for consumers, whether they are buying a new or used car, while also helping to solve the significant marketing challenges that dealers and auto manufacturers face.  At TrueCar we have a clear vision of where we want to take the consumer experience in order to win in this category,” said Chip Perry, TrueCar’s President and Chief Executive Officer.

Mike Guthrie, Chief Financial Officer continued, “Despite some of the challenges we encountered in this quarter, we are pleased with our traction towards expanding our offering to deliver a best-in-class modern online automotive marketplace.  We head into 2018 focused on making the necessary investments to make our long-term vision a reality.”

(1)	Non-GAAP net income (loss) is a Non-GAAP financial measure. Refer to its definition and accompanying reconciliation to GAAP net loss below.

(2)	Adjusted EBITDA is a Non-GAAP financial measure. Refer to its definition and accompanying reconciliation to GAAP net loss below.

(3)	Adjusted EBITDA margin is a Non-GAAP financial measure, calculated as Adjusted EBITDA, divided by total revenue.

(4)
Units: We define units as the number of automobiles purchased by our users from TrueCar Certified Dealers through TrueCar.com and our mobile applications or the car buying sites and mobile applications we maintain for our affinity group marketing partners.

(5)
Franchise Dealer count: We define franchise dealer count as the number of franchise dealers in the network of TrueCar Certified Dealers at the end of a given period. This number is calculated by counting the number of brands of new cars sold by dealers in the TrueCar Certified Dealer network at their locations, and includes both single-location proprietorships as well as large consolidated dealer groups. Note that this number excludes Genesis franchises on our program due to Hyundai’s transition of Genesis to a stand-alone brand. In order to facilitate period over period comparisons, we have continued to count each Hyundai franchise that also has a Genesis franchise as one franchise dealer rather than two.

(6)
Independent Dealer count: We define independent dealer count as the number of dealers in the network of TrueCar Certified Dealers at the end of a given period that exclusively sell used vehicles and are not directly affiliated with a new car manufacturer. This number is calculated by counting each location individually, and includes both single-location proprietorships as well as large consolidated dealer groups.

Third Quarter 2017 Financial Highlights

•	Total revenue of $82.4 million.

•	Net loss of $(9.5) million, or $(0.10) per basic and diluted share, compared to a net loss of $(7.4) million, or $(0.09) per basic and diluted share, in the third quarter of 2016.

•	Non-GAAP net income of $1.9 million, or $0.02 per basic and diluted share, compared to Non-GAAP net loss of $(1.0) million, or $(0.01) per basic and diluted share, in the third quarter of 2016.

•
Adjusted EBITDA of $8.0 million, representing an Adjusted EBITDA margin of 9.7%, compared to Adjusted EBITDA of $5.8 million, representing an Adjusted EBITDA margin of 7.7%, in the third quarter of 2016.

Key Operating Metrics

•	Average monthly unique visitors(7) increased 1% to 7.7 million in the third quarter of 2017, up from 7.6 million in the third quarter of 2016.

•	Units were 253,527 in the third quarter of 2017, up 15% from 220,633 in the third quarter of 2016.

•	Monetization(8) was $306 during the third quarter of 2017, compared to $319 during the third quarter of 2016.

•	Franchise dealer count was 12,286 as of September 30, 2017, a record and an increase from 12,204 as of June 30, 2017.

•	Independent dealer count was 2,938 as of September 30, 2017, a record and an increase from 2,860 as of June 30, 2017.

Business Outlook

TrueCar’s guidance for the fourth quarter ending December 31, 2017 is as follows:

•	Units are expected to be in the range of 240,000 to 245,000.

•	Revenues are expected to be in the range of $81.0 million to $83.0 million.

•	Adjusted EBITDA is expected to be in the range of $6.0 million to $7.0 million.(9)

Guidance for the full year ending December 31, 2017 is as follows:

•	Units are expected to be in the range of 953,000 to 958,000.

•	Revenues are expected to be in the range of $321.0 million to $323.0 million.

•	Adjusted EBITDA is expected to be in the range of $27.4 million to $28.4 million.(9)

(7)
Average monthly unique visitors: We define a monthly unique visitor as an individual who has visited our website, our landing page on our affinity group marketing partner sites, or our mobile applications within a calendar month. We calculate average monthly unique visitors as the sum of the monthly unique visitors divided by the number of months in that period.

(8)	Monetization: We define monetization as the average transaction revenue per unit, which we calculate by dividing all of our transaction revenue in a given period by the number of units in that period.

(9)
We are unable to provide reconciliations of forward-looking Adjusted EBITDA without unreasonable effort because we are unable to provide a forward-looking estimate of certain reconciling items between GAAP net loss and Adjusted EBITDA due to uncertainty regarding, and the potential variability of, stock-based compensation due to timing, valuation and number of future employee awards and certain litigation costs due to timing, status, and cost of litigation, both of which may have a significant impact on GAAP results.

Conference Call Information

Members of TrueCar management will host a conference call today, November 6, 2017, to discuss the third quarter results at 4:30 p.m. Eastern Time. To participate, domestic callers should dial 1-877-407-0789 and international callers should dial 1-201-689-8562. In addition, a live webcast of the call will be accessible through the Investor Relations section of TrueCar’s website at ir.true.com and will be archived online for 90 days upon completion of the conference call. A replay of the call will also be available the same day from 7:30 p.m. until 11:59 p.m. Eastern Time, on Monday, November 20, 2017, by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and entering the replay pin number: 13671801.  TrueCar has used, and intends to continue to use, its Investor Relations website (ir.true.com), Twitter (@TrueCar), and Facebook (www.facebook.com/TrueCar), as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding TrueCar’s future growth potential and opportunities, outlook for the fourth quarter and full year 2017, planned product offerings, including research and discovery, digital retailing, and expansion of vehicle trade-in offerings, future financial results, including expectations regarding future revenue and adjusted EBITDA, business strategy, plans and objectives are forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions that may prove incorrect, any of which could cause TrueCar’s results to differ materially from those expressed or implied by such forward-looking statements. Among the risks and uncertainties that could cause TrueCar’s results to differ materially from those expressed or implied by such forward-looking statements include: the ability to maintain and improve our relationship with, and perception among, car dealerships and grow our network of Certified Dealers, on an overall basis, among dealers representing high volume brands and in important geographies, as well as the ability to grow the revenue TrueCar derives from car manufacturer incentive programs; dependence upon affinity group marketing partners, especially USAA; compliance with U.S. federal and state laws and regulations directly or indirectly applicable to TrueCar's business; the ability to scale and compete effectively in an increasingly competitive market and to grow and enhance TrueCar's brand; the ability to increase revenue from dealers on the subscription pricing model; the successful improvement of TrueCar's technology infrastructure; macro-economic issues that affect the automobile industry; the ability to attract, retain, and integrate qualified personnel, including recently hired members of management and the hiring of additional personnel in our technology and dealer teams; the ability to successfully resolve litigation to which TrueCar is subject; and other risks and uncertainties described more fully under the heading “Risk Factors” in TrueCar’s Annual Report on Form 10-K for the year ended December 31, 2016 and its subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, or SEC, and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 to be filed with the SEC. Moreover, TrueCar operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for TrueCar management to predict all risks, nor can management assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements TrueCar may make. All forward-looking statements in this press release are based on information available to TrueCar's management as of the date hereof, and except as required by law, management assumes no obligation to update these forward-looking statements, which speak only as of their respective dates.

Use of Non-GAAP Financial Measures

This earnings release includes the following Non-GAAP financial measures; Adjusted EBITDA, Adjusted EBITDA margin, Non-GAAP net income (loss) and Non-GAAP net income (loss) per share. We define Adjusted EBITDA as net loss adjusted to exclude interest income, interest expense, depreciation and amortization, stock-based compensation, non-cash warrant expense, certain litigation costs, severance charges, lease exit costs and income taxes. We define Non-GAAP net income (loss) as net loss adjusted to exclude stock-based compensation, non-cash warrant expense, certain litigation costs, severance charges and lease exit costs. We have provided below a reconciliation of each of Adjusted EBITDA and Non-GAAP net income (loss) to net loss, the most directly comparable GAAP financial measure. Neither Adjusted EBITDA nor Non-GAAP net income (loss) should be considered as an alternative to net loss or any other measure of financial performance calculated and presented in accordance with GAAP.
We use Adjusted EBITDA and Non-GAAP net income (loss) as operating performance measures as each is (i) an integral part of our reporting and planning processes; (ii) used by our management and board of directors to assess our operational performance, and together with operational objectives, as a measure in evaluating employee compensation and bonuses; and (iii) used by our management to make financial and strategic planning decisions regarding future operating investments. We believe that using Adjusted EBITDA and Non-GAAP net income (loss) facilitates operating performance comparisons on a period-to-period basis because these measures exclude variations primarily caused by changes in the excluded items noted above. In addition, we believe that Adjusted EBITDA, Non-GAAP net income (loss) and similar measures are widely used by investors, securities analysts, rating agencies and other parties in evaluating companies as measures of financial performance and debt service capabilities.
Our use of each of Adjusted EBITDA and Non-GAAP net income (loss) has limitations as an analytical tool, and you should not consider either in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect the payment or receipt of interest or the payment of income taxes;

•	neither Adjusted EBITDA nor Non-GAAP net income (loss) reflects changes in, or cash requirements for, our working capital needs;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditures or any other contractual commitments;

•
neither Adjusted EBITDA nor Non-GAAP net income (loss) reflects the costs to advance our claims in respect of certain litigation or the costs to defend ourselves in various complaints filed against us;

•
neither Adjusted EBITDA nor Non-GAAP net income (loss) reflects the cash severance costs due to certain former executives and former members of our product and technology teams affected by a reorganization;

•	neither Adjusted EBITDA nor Non-GAAP net income (loss) reflects the lease exit costs associated with consolidation of the Company's office locations in Santa Monica, California;

•	neither Adjusted EBITDA nor Non-GAAP net income (loss) consider the potentially dilutive impact of shares issued or to be issued in connection with stock-based compensation or warrant issuances; and

•	other companies, including companies in our own industry, may calculate Adjusted EBITDA and Non-GAAP net income (loss) differently than we do, limiting their usefulness as comparative measures.
Because of these limitations, you should consider Adjusted EBITDA and Non-GAAP net income (loss) alongside other financial performance measures, including our net loss, our other GAAP results, and various cash flow metrics. In addition, in evaluating Adjusted EBITDA and Non-GAAP net income (loss), you should be aware that in the future we will incur expenses such as those that are the subject of adjustments in deriving Adjusted EBITDA and Non-GAAP net income (loss) and you should not infer from our presentation of Adjusted EBITDA and Non-GAAP net income (loss) that our future results will not be affected by these expenses or any unusual or non-recurring items.

About TrueCar

TrueCar, Inc. (NASDAQ: TRUE) is a digital automotive marketplace that provides comprehensive pricing transparency about what other people paid for their cars and enables consumers to engage with TrueCar Certified Dealers who are committed to providing a superior purchase experience. TrueCar operates its own branded site and its nationwide network of more than 15,000 Certified Dealers, and also powers car-buying programs for some of the largest U.S. membership and service organizations, including USAA, AARP, American Express, AAA and Sam's Club. Over one-half of all new car buyers engage with the TrueCar network during their purchasing process. TrueCar is headquartered in Santa Monica, California, with offices in San Francisco and Austin, Texas. For more information, go to www.truecar.com. Follow TrueCar on Facebook or Twitter.

Investor/Media Contact:
Alison Sternberg
Vice President, Investor Relations and Communications
424-258-8771
asternberg@true.com

TRUECAR, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues	$82,440	$75,139	$240,016	$203,426
Costs and operating expenses:
Cost of revenue	7,088	6,320	20,610	18,910
Sales and marketing	48,383	42,557	137,498	112,797
Technology and development	15,357	13,153	43,117	40,315
General and administrative	14,993	13,765	44,034	45,259
Depreciation and amortization	5,765	6,035	17,517	17,807
Total costs and operating expenses	91,586	81,830	262,776	235,088
Loss from operations	(9,146)	(6,691)	(22,760)	(31,662)
Interest income	402	91	784	286
Interest expense	(654)	(645)	(1,955)	(1,885)
Loss before provision for income taxes	(9,398)	(7,245)	(23,931)	(33,261)
Provision for income taxes	121	191	443	497
Net loss	$(9,519)	$(7,436)	$(24,374)	$(33,758)
Net loss per share:
Basic and diluted	$(0.10)	$(0.09)	$(0.26)	$(0.40)
Weighted average common shares outstanding, basic and diluted	98,665	84,822	93,108	84,075

TRUECAR, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2017	December 31, 2016
Assets
Current assets
Cash and cash equivalents	$196,402	$107,721
Accounts receivable, net	39,587	36,867
Prepaid expenses	7,114	6,044
Other current assets	2,821	2,278
Total current assets	245,924	152,910
Property and equipment, net	68,380	66,941
Goodwill	53,270	53,270
Intangible assets, net	16,878	19,774
Other assets	1,589	1,553
Total assets	$386,041	$294,448
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$21,309	$13,827
Accrued employee expenses	6,692	8,951
Accrued expenses and other current liabilities	10,954	12,583
Total current liabilities	38,955	35,361
Deferred tax liabilities	3,393	2,994
Lease financing obligations, net of current portion	29,086	28,833
Other liabilities	3,474	2,679
Total liabilities	74,908	69,867
Stockholders’ Equity
Common stock	10	9
Additional paid-in capital	653,732	542,807
Accumulated deficit	(342,609)	(318,235)
Total stockholders’ equity	311,133	224,581
Total liabilities and stockholders’ equity	$386,041	$294,448

TRUECAR, INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
 (In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net loss	$(9,519)	$(7,436)	$(24,374)	$(33,758)
Non-GAAP adjustments:
Interest income	(402)	(91)	(784)	(286)
Interest expense	654	645	1,955	1,885
Depreciation and amortization	5,765	6,035	17,517	17,807
Stock-based compensation	9,908	6,241	22,661	18,033
Warrant expense (reduction)	—	13	—	13
Certain litigation costs (1)	1,491	193	4,140	615
Severance charges (2)	—	—	—	1,783
Lease exit costs (3)	—	—	(133)	2,684
Provision for income taxes	121	191	443	497
Adjusted EBITDA	$8,018	$5,791	$21,425	$9,273

(1)
The excluded amounts relate to legal costs incurred in connection with complaints filed by non-TrueCar dealers and the California New Car Dealers Association against TrueCar, and securities and consumer class action lawsuits. We believe the exclusion of these costs is appropriate to facilitate comparisons of our core operating performance on a period-to-period basis. Based on the nature of the specific claims underlying the excluded litigation matters, once these matters are resolved, we do not believe our operations are likely to entail defending against the types of claims raised by these matters. We expect the cost of defending these claims to continue to be significant pending resolution.

(2)
We incurred $1.3 million in severance costs in the second quarter of 2016 related to a reorganization of our product and technology teams to better align our resources with business objectives as we transition from multiple software platforms to a unified architecture. In addition, we incurred severance costs of $0.5 million related to an executive who terminated during the second quarter of 2016. We believe excluding the impacts of these terminations is consistent with our use of Adjusted EBITDA and Non-GAAP net income (loss) as we do not believe they are useful indicators of ongoing operating results.

(3)
Represents updated estimates to our lease termination costs associated with the consolidation of the Company's office locations in Santa Monica, California in December 2015. We believe that their exclusion is appropriate to facilitate period-to-period operating performance comparisons.

TRUECAR, INC.
RECONCILIATION OF NET LOSS TO NON-GAAP NET INCOME (LOSS)
 (In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net loss	$(9,519)	$(7,436)	$(24,374)	$(33,758)
Non-GAAP adjustments:
Stock-based compensation	9,908	6,241	22,661	18,033
Warrant expense (reduction)	—	13	—	13
Certain litigation costs (1)	1,491	193	4,140	615
Severance charges (2)	—	—	—	1,783
Lease exit charges (3)	—	—	(133)	2,684
Non-GAAP net income (loss) (4)	$1,880	$(989)	$2,294	$(10,630)

Non-GAAP net income (loss) per share:
Basic	$0.02	$(0.01)	$0.02	$(0.13)
Diluted	$0.02	$(0.01)	$0.02	$(0.13)

Weighted average common shares outstanding:
Basic	98,665	84,822	93,108	84,075
Diluted	105,751	84,822	98,669	84,075

(1)
The excluded amounts relate to legal costs incurred in connection with complaints filed by non-TrueCar dealers and the California New Car Dealers Association against TrueCar, and securities and consumer class action lawsuits. We believe the exclusion of these costs is appropriate to facilitate comparisons of our core operating performance on a period-to-period basis. Based on the nature of the specific claims underlying the excluded litigation matters, once these matters are resolved, we do not believe our operations are likely to entail defending against the types of claims raised by these matters. We expect the cost of defending these claims to continue to be significant pending resolution.

(2)
We incurred $1.3 million in severance costs in the second quarter of 2016 related to a reorganization of our product and technology teams to better align our resources with business objectives as we transition from multiple software platforms to a unified architecture. In addition, we incurred severance costs of $0.5 million related to an executive who terminated during the second quarter of 2016. We believe excluding the impacts of these terminations is consistent with our use of Adjusted EBITDA and Non-GAAP net income (loss) as we do not believe they are useful indicators of ongoing operating results.

(3)
Represents updated estimates to our lease termination costs associated with the consolidation of the Company's office locations in Santa Monica, California in December 2015. We believe that their exclusion is appropriate to facilitate period-to-period operating performance comparisons.

(4)
There is no income tax impact related to the adjustments made to calculate Non-GAAP net income (loss) because of our available net operating loss carryforwards and the full valuation allowance recorded against our net deferred tax assets at September 30, 2017 and September 30, 2016.